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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                          OF COMMUNICATIONS GROUP, INC.
                              ---------------------



         COMMUNICATIONS GROUP, INC., a corporation existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: By Proxy Statement dated the 16th day of October, 1995, pursuant to Section 222 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation proposed and declared advisable to the Stockholders of the Corporation that the following amendment to the Corporation's Certificate of Incorporation be adopted:

                  That Article First of the Corporation's Certificate of Incorporation be amended to read in its entirety:

                  FIRST:  The name of the corporation is

                           CTI GROUP (HOLDINGS) INC.

         SECOND: By consent of the Stockholders holding a majority of the outstanding shares of stock of the Corporation, at the 1995 Annual Meeting of Stockholders held on the 16th day of November, 1995 the Stockholders of the Corporation approved the aforesaid amendment in accordance with the applicable provisions of Section 212 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Anthony P. Johns, its President and Chief Executive Officer, this 16th day of November, 1995.



                                       COMMUNICATION GROUP INC.



                                       By:      /s/ Anthony P. Johns
                                                ------------------------------
                                                Anthony P. Johns, President &
                                                Chief Executive Officer